UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

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CITIZENS & NORTHERN CORPORATION
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90-92 Main Street

Wellsboro, Pennsylvania 16901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, APRIL 17, 2012

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the “Corporation”) will be held at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 17, 2012 at 2:00 P.M., local time, for the following purposes:

1.	To elect four Class I directors to serve for a term of 3 years;

2.	To ratify the action of the Board of Directors in the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on February 21, 2012 are entitled to notice of, and to vote at, the meeting. Such stockholders may vote in person or by proxy.

By Order of the Board of Directors,

Jessica R. Brown
Corporate Secretary

March 8, 2012

CITIZENS & NORTHERN CORPORATION

90-92 Main Street

Wellsboro, Pennsylvania 16901

PROXY STATEMENT

Annual Meeting of Stockholders – April 17, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 17, 2012, at 2:00 P.M. at the Arcadia Theatre, located at 50 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof.

We have decided to use the Notice and Access rule adopted by the Securities and Exchange Commission to provide access to our proxy materials over the internet instead of mailing a printed copy of the proxy materials to each stockholder. As a result, on or about March 8, 2012, we mailed to most stockholders only a Notice of Internet Availability of Proxy Materials that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of ratifying the selection of ParenteBeard LLC as our independent auditors, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, e-mail or other electronic means by the Corporation’s directors, officers and employees. American Stock Transfer & Trust Company, the transfer agent and registrar for the Corporation, will assist in the distribution of proxy materials and the solicitation and tabulation of votes. Arrangements also may be made with custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Board of Directors has fixed the close of business on February 21, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 12,204,259 shares of common stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting. An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum. The Articles of Incorporation of the Corporation do not permit cumulative voting.

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 17, 2012: This proxy statement, proxy card and the Corporation’s annual report to shareholders are available at: www.amstock.com/proxyservices/viewmaterials.asp?conumber=11697

PRINCIPAL STOCKHOLDERS

Set forth below is certain information with regard to those persons known to us to beneficially own more than five percent of the Common Stock of the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	Name & Address	Amount & Nature of
Title of Class	of Beneficial Owner	Beneficial Ownership (1)	Percent of Class
Common Stock	Wellington Management Company, LLP	954,787	7.87%
	("Wellington Management")
	280 Congress Street
	Boston, MA 02109
Common Stock	BlackRock Inc.	723,226	5.96%
	40 East 52nd Street
	New York, NY 10022

(1) All shares beneficially owned as of December 31, 2011.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at twelve. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. Typically, one class of directors is elected annually, and the term for each Class is typically three years. Four directors in Class I are to be elected at the Annual Meeting to serve for a three-year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management’s nominees named in the tabulation below. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the highest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote “FOR” the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

All Directors and Nominees are independent, except for Charles H. Updegraff, Jr., according to the definition of “independent director” under NASDAQ rules, which the Corporation uses to determine independence. The Board of Directors of the Corporation has adopted a written policy for Director Independence, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance Policies”, then “Independence Standards”.

The following table sets forth certain information about the director nominees and about the other directors whose terms of office will continue after the Annual Meeting.

Name, Age and Certain Biographical Information	Period of Service as a Director

Class I – MANAGEMENT’S NOMINEES FOR A 3 YEAR TERM ENDING 2015:

Raymond R. Mattie, 48	Director since 2007

Mr. Mattie has been the President of M & S Conversion Co. Inc. since 1992. Prior to 1992, Mr. Mattie held various positions within M&S Conversion Co. Inc. since 1979. Mr. Mattie received his Associates Degree from Williamsport Area Community College. He serves on various boards within his community.

Edward H. Owlett, III, 57	Director since 1994

Mr. Owlett has been the President & Chief Executive Officer of Putnam Company since 1995. Mr. Owlett was an Attorney at Law at Owlett & Lewis, PC from 1981 to 2001. He received his Bachelor of Science from Wharton School of Business and his Doctorate of Jurisprudence from University of Pittsburgh. He serves on various organizations within his local community.

James E. Towner, 65	Director since 2000

Mr. Towner has over 30 years of experience with Times Shamrock Communications, including over 20 years as publisher and his current experience as the General Manager of The Scranton Times. He has served on several boards within his local community. He received his Bachelor of Science from Elmira College.

Charles H. Updegraff, Jr., 59	Director since 2007

Mr. Updegraff has been the Chairman of Citizens & Northern Corporation and Citizens & Northern Bank since September 2010, and President and Chief Executive Officer of Citizens & Northern Corporation and Citizens & Northern Bank since January 2010; formerly President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank from May 2008 to September 2010; formerly Executive Vice President and Chief Operating Officer of C&N Bank from May 2007 to January 2010; formerly Chairman, President & Chief Executive Officer of Citizens Bancorp, Inc. and Citizens Trust Company from 1980 to May 2007. He received his Bachelor of Science from Bloomsburg University. He has attended numerous banking schools. He has served and continues to serve on various boards in his local community.

Class II – Continuing Directors with Terms Expiring in 2013:

R. Bruce Haner, 64	Director since 1998

Mr. Haner owned and operated an auto dealership for over 30 years. Mr. Haner has attended various Pennsylvania Bankers Association, American Bankers Association, and Federal Reserve seminars and workshops.

Susan E. Hartley, 54	Director since 1998

Ms. Hartley has been an Attorney at Law since 1984. She received her Bachelor of Arts from Elmira College, Master of Arts from State University of New York at Buffalo, and Doctorate of Jurisprudence from State University of New York at Buffalo School of Law.

Leo F. Lambert, 58	Director since 2001

Mr. Lambert has been the President and General Manager of Fitzpatrick & Lambert, Inc. since 1978. Mr. Lambert received his Bachelor of Science from St. Francis College Loretto. Mr. Lambert has served and continues to serve on many boards within his community.

Edward L. Learn, 64	Director since 1989

Mr. Learn has over 45 years of management experience, including 17 years as a Manager for Ralston Purina Co. Inc. and 25 years as the owner of Learn Hardware & Building Supply.

Leonard Simpson, 63	Director since 1989

Mr. Simpson has been an Attorney at Law since 1975 and Sullivan County District Attorney from 1977 – 1993 and from 2008 until present. He received his Bachelor of Science from Gettysburg College and his Doctorate of Jurisprudence from Cumberland School of Law, Sanford University. Mr. Simpson has served and continues to serve on various boards within his local community.

CLASS III – Continuing Directors with Terms Expiring in 2014:

Dennis F. Beardslee, 61	Director since 1999

Mr. Beardslee has owned and operated Terrace Lanes Bowling Center since 1984. He received his Bachelor of Arts from Mansfield University. He serves on several boards within his local community.

Jan E. Fisher, 57	Director since 2002

Ms. Fisher is the Executive Vice President & Chief Operating Officer of Laurel Health System and President & Chief Executive Officer of Soldiers & Sailors Memorial Hospital, Wellsboro, PA. She has over 20 years of management experience. She received her Bachelor of Science from Purdue University and Master of Business Administration from the University of Miami. Ms. Fisher has served and continues to serve on many boards within her local community and industry.

Ann M. Tyler, 67	Director since 2002

Ms. Tyler is a retired Certified Public Accountant from her firm Ann M. Tyler CPA, PC, which she owned and operated for over 15 years. Prior to starting her own firm, Ms. Tyler was a Certified Public Accountant with Brodart Company and Parente Randolph for over 9 years. She received her Bachelor of Arts from Lycoming College. Ms. Tyler has served and continues to serve on various boards within her community.

CORPORATION’S AND C&N BANK’S EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the current executive officers of the Corporation and C&N Bank.

Name and Position for Last Five Years	Age

Charles H. Updegraff, Jr.	59

Chairman of Citizens & Northern Corporation and Citizens & Northern Bank since September 2010, and President and Chief Executive Officer of Citizens & Northern Corporation and Citizens & Northern Bank since January 2010; formerly President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank from May 2008 to September 2010; formerly Executive Vice President and Chief Operating Officer of C&N Bank from May 2007 to January 2010; formerly Chairman, President & Chief Executive Officer of Citizens Bancorp, Inc. and Citizens Trust Company from 1980 to May 2007.

Dawn A. Besse	60

Executive Vice President and Chief Credit Officer of C&N Bank since August 2008; formerly Executive Vice President and Director of Sales, Service and Employee Development of C&N Bank since August 2000

Harold F. Hoose, III	44

Executive Vice President and Director of Lending of C&N Bank since March 2005

Mark A. Hughes	50

Treasurer of the Corporation since November 2000; Executive Vice President and Chief Financial Officer of C&N Bank since August 2000

George M. Raup	58

Executive Vice President and Chief Information Officer of C&N Bank since April 2008; formerly Vice President of Citizens Trust Company

John M. Reber	45

Executive Vice President and Director of Risk Management of C&N Bank since January 2011; formerly Vice President and Director of Risk Management of C&N Bank since June 2004.

Thomas L. Rudy, Jr.	47

Executive Vice President and Director of Branch Delivery of C&N Bank since February 2004; President of C&N Financial Services Corporation since January 2000

Deborah E. Scott	52

Executive Vice President and Director of Trust Department of C&N Bank since September 1999

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows beneficial ownership of the Corporation’s common stock as of February 21, 2012 by (i) each director of the Corporation, (ii) each executive officer named in the Summary Compensation Table on page 17 and (iii) all directors and executive officers as a group.

	Amount and Nature of		Percent of Class
Name	Beneficial Ownership (1) (2) (3)		(if 1% or Greater)

Dennis F. Beardslee	16,065		—
Jan E. Fisher	17,618		—
R. Bruce Haner	25,736	(4)	—
Susan E. Hartley	11,342		—
Leo F. Lambert	17,937	(5)	—
Edward L. Learn	12,632		—
Raymond R. Mattie	17,205		—
Edward H. Owlett, III	23,746		—
Leonard Simpson	37,805	(6)(7)	—
James E. Towner	18,676		—
Ann M. Tyler	14,045		—
Charles H. Updegraff, Jr.	84,421		—
Mark A. Hughes	40,149		—
Deborah E. Scott	28,616		—
Dawn A. Besse	22,592		—
Harold F. Hoose, III	19,785		—
Directors and Executive Officers as a Group (19 Persons)	456,183		3.74%

(1)	Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to “beneficially own” shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed.

(2)	An individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option. Therefore, the following stock options that are exercisable within 60 days after February 21, 2012 are included in the shares above: Mr. Beardslee, 5,758 shares; Mrs. Fisher, 5,758 shares; Mr. Haner, 4,617 shares; Ms. Hartley, 5,758 shares; Mr. Lambert, 4,349 shares; Mr. Learn, 5,758 shares; Mr. Mattie, 3,330 shares; Mr. Owlett, 5,758 shares; Mr. Simpson, 5,608 shares; Mr. Towner, 4,743 shares; Ms. Tyler, 5,758 shares; Mr. Updegraff, 17,308 shares; Mr. Hughes, 23,043 shares; Mrs. Scott, 18,736 shares; Mrs. Besse, 17,024 shares; and Mr. Hoose, 12,730 shares.

(3)	Includes the following restricted stock awards granted under the Corporation’s Stock Incentive Plan and Independent Director Stock Incentive Plan: Mr. Beardslee, 291 shares; Mrs. Fisher, 291 shares; Mr. Haner, 291 shares; Ms. Hartley, 291 shares; Mr. Lambert, 291 shares; Mr. Learn, 291 shares; Mr. Mattie, 291 shares; Mr. Owlett, 291 shares; Mr. Simpson, 291 shares; Mr. Towner, 291 shares; Ms. Tyler, 291 shares; Mr. Updegraff, 12,678 shares; Mr. Hughes, 2,176 shares; Mrs. Scott, 1,487 shares; Mrs. Besse, 1,299 shares; and Mr. Hoose, 1,388 shares. Mr. Updegraff’s restricted shares include a 2010 award of 9,125 shares that vest in 2013. All of the restricted awards to the directors, with the exception of Mr. Updegraff, vest ratably over a three-year period. Restricted awards to the executive officers, including Mr. Updegraff, include 2012, 2011, and 2009 awards that have a performance condition in addition to a requirement for continued employment. One-third of the total shares are distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Compensation Committee of the Board of Directors) for the four quarters ending the third quarter of each calendar year following the award date. The Performance Target requirement continues until all Restricted Shares awarded are distributed, expired or forfeited. If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation. Recipients have the right to vote all restricted shares.

(4)	Includes 2,756 shares being pledged as security on borrowing facilities with C&N Bank.
(5)	Includes 2,348 shares held in a SEP-IRA Plan for the benefit of Mr. Lambert’s retirement plan.
(6)	Includes 4,756 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson’s retirement plan.
(7)	Includes 30,292 shares being pledged as security on borrowing facilities with C&N Bank.

BOARD OF DIRECTORS COMMITTEES, LEADERSHIP

STRUCTURE AND ATTENDANCE

Members of the Corporation’s Board of Directors are elected by the shareholders. In selecting nominees for the shareholders’ consideration, the Board attempts to identify individuals with appropriate business, financial, legal and other skills and knowledge that are essential to providing oversight of the Corporation’s affairs, and who demonstrate a passion for promoting and enhancing the Corporation’s financial performance and its service to the communities within our marketplace. In evaluating candidates, the Board considers diversity of educational and business background and experiences, taking into account the experience “mix” of current directors as well as that of the candidates. The nominating process is described in more detail in the “Governance and Nominating Committee” section that follows below.

In 2011, there were 12 members of the Corporation’s Board of Directors, including 11 independent directors and 1 director who was also a member of management. The non-independent director was Mr. Updegraff (who was Chairman, President, and Chief Executive Officer throughout 2011). Mr. Updegraff has a great deal of experience working in executive roles in the banking industry. After much deliberation, it was the Board’s consensus that it was advantageous to have an individual with extensive banking industry experience fill the dual roles of Chief Executive Officer and Chairman of the Board.

The Board attempts to ensure that thorough, open and honest discussions take place at all full-Board and committee meetings, and that all of the directors are sufficiently informed about each matter that arises so as to take appropriate actions. The chair of the Executive Committee serves as the “Lead Director,” whose role is to preside over Executive Sessions and other Independent Directors’ Meetings of the Board (meetings with no members of management present), and who is responsible for communicating the independent directors’ thoughts, or concerns to the Chief Executive Officer. Mr. Towner presently serves as Lead Director, and also served in that role throughout 2011.

Both the Corporation’s and C&N Bank’s by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.

Directors’ Attendance. The Board of Directors of the Corporation met thirteen times and the Board of Directors of C&N Bank met fourteen times in 2011. The Board of Directors also held six Executive Sessions and Independent Directors Meetings in 2011. The Executive Sessions include only members of the Board of Directors and the Independent Directors Meetings include only non-employee members. All of the directors attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of the board committees on which he or she served.

Although the Corporation does not have a formal policy with respect to Board member attendance at the Annual Meeting of Stockholders, each member is encouraged to attend the Annual Meeting. All Directors attended the Annual Meeting of Stockholders held in April 2011.

Executive Committee of the Corporation. The Corporation has an Executive Committee whose purpose is to monitor and oversee the Corporation’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding the Corporation’s strategic plan, mission, goals and objectives and action plans as well as various other matters and to act on behalf of and with full authority of the Board of Directors in matters that may arise between the regular monthly meetings of the Board, which require immediate Board level action. This committee includes the following seven members of the Board of Directors: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, and Charles H. Updegraff, Jr. During 2011, the Executive Committee held ten meetings.

Governance and Nominating Committee. The purpose of the Governance and Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors. This committee is also responsible for reviewing and reporting to the Board periodically on matters of corporate governance. This committee consists of the following five members of the Board of Directors: Dennis F. Beardslee, Jan E. Fisher, Susan E. Hartley, Edward H. Owlett, III, and Leonard Simpson. During 2011, the Governance and Nominating Committee held two meetings.

All members of the Governance and Nominating Committee are independent directors within the meaning of Rule 5605 of NASDAQ. The Board of Directors of the Corporation has adopted a written charter for the Governance and Nominating Committee, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance Policies”, then “Governance and Nominating Charter”.

Qualifications considered by the Governance and Nominating Committee in assessing director candidates include but are not limited to the following:

•	An understanding of the business and financial affairs and the complexities of a business organization. A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;
•	A genuine interest in representing all of Citizens & Northern’s stakeholders, including the long-term interest of the shareholders;
•	A willingness to support the Values, Mission and Vision of Citizens & Northern;
•	An open-mindedness and resolve to independently analyze issues presented for consideration;
•	A reputation for honesty and integrity;
•	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);
•	A mature confidence and ability to approach others with self-assurance, responsibly and supportively. Candidates should value Board and team performance over individual performance. Candidates should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management;
•	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;
•	Independence as defined by the NASDAQ Stock Market; and
•	Experience with a business of size similar or larger than Citizens & Northern Corporation.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its stockholders and such factors may change from time to time. The Governance and Nominating Committee does require that a majority of the Board members meet the definition of “independent director” under NASDAQ rules.

The Committee identifies nominees by first evaluating the current directors who are willing to continue in service. If any member of the Board does not wish to continue service or the Board determines not to re-nominate a current director for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of recommending a group containing a broad array of diverse experience. The evaluation procedure for candidates recommended by the stockholders would be the same as is done for those recommended by the Board of Directors and management. The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.

Current members of the Board of Directors are polled for suggestions as to prospective director candidates meeting the Governance and Nominating Committee’s criteria. The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.

Executive Committee. C&N Bank has an Executive Committee including the following seven members of the Board of Directors: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, and Charles H. Updegraff, Jr. The function of this committee is to monitor and oversee the Bank’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding C&N Bank’s strategic plan, mission, goals and objectives and action plans and other matters, as well as recommend policies and procedures. During 2011, the Executive Committee held ten meetings.

Trust Investment Committee. The Trust Investment Committee of C&N Bank, which met six times in 2011, consists of six members of the Board of Directors; namely, Dennis F. Beardslee, Susan E. Hartley, Edward L. Learn, Raymond R. Mattie, Leonard Simpson, and Charles H. Updegraff, Jr. Deborah E. Scott, Executive Vice President and Senior Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.

Finance and Loan Committee. C&N Bank has a Finance and Loan Committee including the following members of the Board of Directors: Dennis F. Beardslee, Leo F. Lambert, Edward L. Learn, Raymond R. Mattie, Leonard Simpson, Ann M. Tyler, and Charles H. Updegraff, Jr. The primary purpose of this committee is to evaluate and act on loan requests that exceed management’s lending authority between Board meetings. During 2011, the Finance and Loan Committee held one meeting.

Asset Liability Committee. The Corporation’s Asset Liability Committee consisted of Board members, Susan E. Hartley, Raymond R. Mattie, Edward H. Owlett, III, Ann M. Tyler and Charles H. Updegraff, Jr., as well as Mark A. Hughes, the Corporation’s Treasurer and Chief Financial Officer. The Corporation’s Asset Liability Committee met four times, during 2011. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time and to function as an investment committee.

Compensation Committee. The Compensation Committee of the Corporation, which held seven meetings in 2011, consists of the following six independent members of the Board of Directors: Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson and James E. Towner. The purpose of the committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers and to provide oversight of the Bank’s compensation, benefit, perquisite and employee equity programs.

The Board of Directors of the Corporation has adopted a written charter for the Compensation Committee, which is available on our website at www.cnbankpa.com. Click on “Shareholder News”, then “Corporate Governance Policies”, then “Compensation Committee Charter of C&N Corp.”.

Audit Committee. The Audit Committee of the Corporation, which held four meetings in 2011, consists of five independent members of the Board of Directors. The members of the Committee are R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, James E. Towner and Ann M. Tyler. The Committee, representatives of ParenteBeard LLC, C&N Bank’s internal audit department and management discussed the Corporation’s quarterly 10-Q filings and 10-K filing for the year ended December 31, 2010 during the meetings. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons. At present, none of the members of the Audit Committee meet the definition of “Audit Committee financial expert” as defined in the rules adopted by the Securities and Exchange Commission. However, the Board of Directors has determined that each of the present members of the Audit Committee has sufficient knowledge and experience in financial matters to effectively perform their duties.

The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance Policies”, then “Audit Committee Charter of C&N Corp”. The policies and procedures for pre-approval of engagements for non-audit services are included in the Charter.

The following table sets forth information concerning fees paid to ParenteBeard LLC for the years ended December 31, 2011 and 2010. All services provided by ParenteBeard LLC in 2011 and 2010 were pre-approved by the Audit Committee, or approved by management and ratified by the Audit Committee, consistent with the limits provided for in the Charter.

	Fiscal Years Ended
	December 31,
	2011	2010
Audit Fees
Audit of Annual financial statements and
Audit of internal control over financial reporting and reviews of Quarterly financial statements	$203,021	$201,938

Audit-Related Fees
Audits of employee benefit plans	14,800	14,100

Tax Fees
Preparation of Corporate tax returns	9,500	15,369
Preparation of retired employee tax returns	4,365	4,680

Other Fees
XBRL	15,500
Accounting consultation fees		3,935

Aggregate of all fees billed to the Corporation by ParenteBeard LLC	$247,186	$240,022

AUDIT COMMITTEE REPORT

On February 24, 2012, the Audit Committee of the Board of Directors reviewed and discussed the audited financial statements dated December 31, 2011 with management. They also have discussed with ParenteBeard LLC, the independent registered public accounting firm of the Corporation, the matters for discussion as specified by AICPA Statement of Auditing Standards No. 61, as amended. The Audit Committee has received from ParenteBeard LLC the written communications required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with ParenteBeard LLC, its independence. Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Members of the Audit Committee,

Edward H. Owlett, III, Chairman	James E. Towner
R. Bruce Haner	Ann M. Tyler
Leo F. Lambert

STOCK OWNERSHIP GUIDELINES

The Board of Directors has not adopted formal guidelines for stock ownership by directors, but the Board encourages directors to increase their ownership over time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Haner, Lambert, Owlett, Simpson, Towner and Mrs. Fisher served as members of the Compensation Committee during 2011 and none of them was an officer or employee of the Corporation or any of its subsidiaries during that time. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM

The Corporation’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace.

The program is designed to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.

COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES

We believe that the compensation program for executives should directly support the achievement of specific annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.

The current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization. It also provides annual and longer-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

The incentive opportunities are structured to produce a performance-leveraged program format in which executives may derive as much as 30% to 40% of their total compensation over time, depending on their role in the organization, from short and longer-term incentive opportunities, but only when performance targets are met on a consistent basis and subject to appropriate controls to ensure management is not incented to take excessive risk.

We believe that the features and composition of the current program provide a total compensation package for executive officers that is competitive in our marketplace, but weighted toward variable pay based on corporate and individual performance, and which contributes to the creation of shareholder value.

PROGRAM MANAGEMENT

The Compensation Committee (“the Committee”) of the Board of Directors has primary responsibility for the design and administration of the executive compensation program. It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice. In evaluating program effectiveness, the Committee utilizes information from management and the services of an outside consultant. Strategic Compensation Planning, Inc. of Malvern, PA is the Committee’s consultant on executive and director compensation matters.

The Committee currently consists of six (6) directors, all of whom qualify as independent members of the Board. Jan E. Fisher serves as Chair of the Committee. R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, and James E. Towner also serve on the Committee.

Role of Executive Management in the Pay Decision Process. The Committee is responsible for recommending compensation related decisions to the Board of Directors for final approval. In formulating its recommendations, the Committee will regularly seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the Chief Executive Officer. It will also utilize the services of the Company’s Chief Financial Officer and, as circumstances suggest, other officers of the Company. The Committee weighs the information provided by officers carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and formulates recommendations for Board approval independently.

Program Review and Pay Decision Process. During the Fall of a calendar year, the Committee (1) receives base salaries and annual and long-term incentive information on current executive compensation levels in the industry and industry program practices provided by its compensation consultant, (2) conducts a comprehensive review of the compensation program structure and provisions, and (3) considers salary and benefit adjustments and incentive awards for executives.

After examining the information provided by its outside consultant, the Committee determines (1) if the content and structure of the compensation program is still competitive, (2) if the current provisions remain consistent with the Corporation’s overall pay philosophy, and (3) if the compensation program continues to support achievement of business objectives.

After deciding on the program structure for the coming calendar year, the Committee will examine the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances by the Chief Executive Officer, and industry practice trends. The performance of the Chief Executive Officer is reviewed and appraised by the Committee with input from a questionnaire provided to all Directors.

Based on the information gathered about each executive, the Committee will formulate recommendations on possible salary adjustments for executives during the coming calendar year. It will also determine annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year, and it will determine appropriate longer-term incentive awards, usually in the form of stock options and restricted stock grants.

These recommendations will be presented to the full Board of Directors for consideration, usually in December, prior to the beginning of the new fiscal (calendar) year.

As incentive awards for the year ending are calculated, the Committee is also working with the Chief Executive Officer to construct executive performance plans for the coming calendar year (the new fiscal year). The Committee will formulate their recommendations on performance goals and award opportunities for Board consideration and approval.

The Committee may be called upon to consider pay related decisions from time to time throughout the calendar year as executives are reassigned or new executives join the organization. In these instances, the Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Pay Decision Factors and Considerations. The following factors typically influence Committee recommendations on pay and benefits for executives:

•	Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, any significant changes in the industry’s pay practices for comparable positions.

•	Annual Incentive Awards: competitive industry practice with respect to size of awards, actual performance (achievement) against goals and objectives assigned at the beginning of the fiscal year.

•	Longer-term Incentive Awards: competitive industry practice with respect to size of awards and the typical “mix” of stock options, restricted shares and other forms of equity-based grants, recent performance of the Corporation and the individual executive and shareholder concerns about dilution and overhang.

•	Perquisites: the needs of the executive’s position, i.e., frequency of need to travel to other Corporation locations, or to meet with Corporation clients and prospective clients, and competitive industry practices for comparable executive roles.

•	Employment Contracts: Currently, none of the executive officers has an employment contract. The Committee will authorize employment agreements if it determines that the agreements will serve Corporation needs for confidentiality about business practices and plans and preservation of the customer base (noncompetition and nonsolicitation provisions) and competitive industry practices.

•	Change of Control and Severance Agreements: The Corporation has entered into Change of Control Agreements with selected employees and a Severance Agreement with Mr. Updegraff. The purpose of the Change of Control and Severance Agreements is to retain and secure key employees, and the amounts and terms are based on competitive industry practices.

•	Comparator Base: The Basis for Defining Competitive Compensation Levels and Practices. The types and levels of compensation included in the executive compensation program are consistent with current features and programming trends among similar size and type organizations in the Corporation’s local and regional marketplace.

Annually, the Committee asks its outside consultant to review survey reports on national and regional compensation practice within the Corporation’s industry group, focusing on pay levels and practices among Community Banking and Diversified Financial Services institutions based in the Mid-Atlantic Region and having between $1 Billion and $2 Billion of assets. This range of institutions includes banking companies that are somewhat smaller and somewhat larger than the Corporation. The asset range will be modified from time to time as the Corporation’s operating circumstances change. For the 2011 program planning review, the outside consultant selected the following institutions in Pennsylvania, New York, and New Jersey to serve as a peer group (the “Peer Group”):

Alliance Financial Corp.	ESB Financial Corp.
AmeriServe Financial, Inc.	Orrstown Financial Service, Inc.
Arrow Financial Corp.	Parkvale Financial, Corp.
Canandaigua National Corp.	Peapack-Gladstone Financial Corp.
Center Bancorp, Inc.	Roma Financial Corp.
Chemung Financial Corp.	VIST Financial Corp.
CNB Financial Corp.

PROGRAM COMPONENTS

There are six (6) elements in the current executive compensation program:

1. Base Salary. Base salary opportunities are established taking into consideration the median level of industry practice within the Peer Group for comparable jobs. Within the defined competitive range, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles. Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices. For most executive positions, salary will ordinarily provide at least 60% - 70% of total annual compensation, when considering the value of short-term and long-term incentive awards and benefits provided by the organization.

2. Health and Welfare Benefits. Executives participate in the Corporation’s qualified health and welfare benefits programs on the same terms and conditions as all other employees of the Corporation.

3. Annual Performance Incentives. The annual performance Incentive Award Plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. For 2011, corporate performance was measured based on return on average equity and core earnings growth, as defined, over the prior year’s level. Business unit goals vary based on the nature of the unit, but, where applicable, would include such items as loan and deposit growth, levels of nonperforming assets, and non-interest income. The Committee, in its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan are paid in cash as soon as it is practical after the end of a plan year.

4. Longer-term Performance Incentives. Executives are eligible to participate in longer-term incentive award plans established to focus their efforts on the strategic directions and goals of the business and incent ownership in the Corporation, promoting a vested interest in the Corporation’s long-term success. Awards may be made in the form of qualified options (“Incentive Stock Options,” as defined in the Internal Revenue Code), nonqualified options, stock appreciation rights or restricted stock. All awards granted have been Incentive Stock Options or restricted stock.

Equity Grant Plans. Our 1995 Stock Incentive Plan, as most recently amended by shareholder vote on April 15, 2008, authorizes us to grant options to purchase shares of common stock and to make restricted stock grants to our employees. The Committee is the administrator of the Stock Incentive Plan. Stock option or restricted stock grants may be made at the commencement of employment and from time to time to meet other specific retention or performance objectives. The Committee reviews and recommends approval of stock option and restricted stock awards to executive officers based upon its assessment of individual performance, a review of the executive’s existing long-term incentives, and retention considerations. Peer Group data regarding stock-based compensation has not reflected much consistency among the financial institutions. Periodic grants of stock options or restricted stock are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of the Chief Executive Officer. In years when stock options were granted, the Board of Directors has typically approved stock option grants at its late December meeting, with grants to be effective on the second stock trading day of January in the following year. The average of the high and low price of the Corporation’s stock on the first trading day is used as the exercise price for the option grants. Generally, employee stock option grants vest six (6) months after the grant date, and generally expire 10 years after the grant date. Restricted stock awards made in January 2011, 2009 and 2008 include a performance condition, as well as a requirement for continued employment. One-third of the total shares are distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Committee) for the four quarters ending the third quarter of each calendar year following the award date. The Performance Target requirement continues until all Restricted Shares awarded are distributed, expired or forfeited. If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation. In 2010, Mr. Updegraff was awarded 9,125 shares of restricted stock. The 2010 award contained TARP-related restrictions which are no longer applicable, and the shares vest in 2013. Incentive stock options and restricted stock grants also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended. A total of 850,000 shares of common stock may be issued under the Stock Incentive Plan. As of December 31, 2011, a balance of 437,784 shares is available for issuance.

The Committee recommended to the Board and the Board authorized the awarding of stock options and restricted stock to executives and certain employees on specific dates in January 2002 through January 2011, except for 2006 and 2010, when no options or restricted shares were granted except for the 2010 award of restricted shares to Mr. Updegraff described above. The timing of grants has not been tied to the release of negative or positive material information about the Corporation.

The Corporation has not established a policy regarding executive ownership of company stock and/or retention guidelines applicable to equity awards to executives.

5. Nonqualifed Benefits and Perquisites. These provisions include participation in a supplemental retirement income plan (SERP) as well as, in many instances, use of a company-provided automobile. In a few instances, the company pays a portion of an executive’s membership dues for a golf or social club, when such membership can facilitate the conduct of business with clients.

The SERP is intended to replace some of the benefits lost by executives under Federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like pensions and 401(k) plans. The Corporation’s SERP provides a retirement benefit to participants who retire after attaining age 55, with 5 years of service. Participants vest earlier than age 55 in the event of disability, death or if the Corporation is acquired. Annual contributions to the SERP are at the discretion of the Board of Directors, and the Board may terminate the SERP at any time. The SERP is described in more detail in a later section of this Proxy Statement.

6. Employment Contracts, Change of Control and Severance Agreements. At present and contrary to prevailing industry practices, the Corporation does not offer formal employment contracts to any of its executives. It may choose to offer such employment arrangements to current or future executives as circumstances warrant.

A select group of senior executives, including the Named Executive Officers, have Change of Control agreements with the Corporation. In the event that any of these executives is terminated following a Change of Control, they would receive a severance benefit equal to one (1) times their annual base salary rate at the time of termination. They would also be eligible for continued coverage under the Corporation’s health and welfare benefit plans for eighteen (18) months.

Mr. Updegraff has a Severance Agreement with the Corporation. In the event he would be terminated for reasons other than for “cause,” as defined in the Agreement, he would receive a severance benefit equal to two (2) times his annual base salary rate at the time of termination. He would also be eligible for continued medical coverage under the Corporation’s plans for twenty-four (24) months.

None of the Named Executive Officers has a commitment from the Corporation for a tax gross-up payment in the event that their severance benefits following a change in control or, for Mr. Updegraff, due to other specified circumstances, exceed the deduction limits under IRS Code Section 4999.

RECENT ACTIONS: 2011 AND FIRST QUARTER 2012

During 2011 and the first quarter of 2012, the Corporation, through the Committee and Board of Directors, has made a number of important decisions regarding executive compensation. The most important actions are summarized here.

Base Salaries. At the beginning of 2012, C & N executives received salary increases based on evaluations of corporate and individual performances and prevailing industry practices for comparable positions. The salary of the Chief Executive Officer increased in January 2012 by 5% to a level of $331,940. The salary of the Chief Financial Officer increased in January 2012 by 4% to a level of $214,000.

Annual Incentives. The Board has established a series of annual Corporate, Business Unit and Individual goals for each Named Executive Officer whereby each Named Executive Officer could receive an annual cash bonus equal to a percentage of base salary, depending upon achievement of performance goals. The following were the target, maximum, and actual percentages of base salary paid to the Named Executive Officers related to their performance in 2011, 2010 and 2009:

		Target	Maximum	Actual
		Percentage	Percentage	Percentage
Name	Year	of Base Salary	of Base Salary	of Base Salary

Charles H. Updegraff, Jr.
	2011	40%	60%	60.0%
	2010	40%	60%	60.0%
	2009	N/A	N/A	N/A
Mark A. Hughes
	2011	30%	45%	44.2%
	2010	30%	45%	43.0%
	2009	N/A	N/A	N/A
Deborah E. Scott
	2011	25%	38%	37.4%
	2010	25%	38%	37.8%
	2009	N/A	N/A	N/A
Dawn A. Besse
	2011	25%	38%	25.3%
	2010	25%	38%	33.3%
	2009	N/A	N/A	N/A
Harold F. Hoose, III
	2011	25%	38%	25.6%
	2010	25%	38%	28.3%
	2009	N/A	N/A	N/A

N/A - Not applicable. Since the Corporation had outstanding preferred stock issued to the U.S. Treasury under the TARP program, annual cash bonuses were not paid to the Named Executive Officers based on 2009 performance.

Longer-term Incentives. The Committee utilizes equity grants as an incentive to drive future performance. In December 2011, the Committee recommended equity grants that were awarded in January 2012. Effective January 4, 2012, the Corporation awarded options and restricted stock under the Stock Incentive Plan. The exercise price of the options, and the value of the restricted stock, was $18.54 per share, which was based on the market price of the Corporation’s stock, as defined in the Plan. The following awards on January 4, 2012 are not included in the tables within the “Executive Compensation” section of this Proxy Statement, because they were made after the end of 2011: Mr. Updegraff- 14,210 options and 2,368 shares of restricted stock; Mr. Hughes- 8,730 options and 1,455 shares of restricted stock; Mrs. Scott- 5,845 options and 974 shares of restricted stock; Mrs. Besse- 5,120 options and 853 shares of restricted stock; and Mr. Hoose- 5,455 options and 909 shares of restricted stock.

Nonqualified Benefits and Perquisites. No changes have been made to existing participation practices or benefit levels in current program offerings.

Severance, Employment Contracts and Change of Control Agreements. No substantial changes in the Company’s current practice of not providing severance agreements (except for Mr. Updegraff), employment contracts, as well as limited Change of Control protection, are anticipated.

The Committee believes that the direct compensation components of the executive compensation program—salary, annual incentive opportunities, equity grants—are reasonable, competitive and reflect the median of prevailing industry practices. The Committee intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors, while balancing the approach with appropriate controls to ensure that management is not incented to take excessive risks.

Consideration of Say-On-Pay Advisory Vote. At our 2011 annual meeting of stockholders, approximately 71% of our stockholders who voted on the “say-on-pay” proposal approved the compensation we pay to our named executive officers. The Compensation Committee believes that the stockholder vote strongly supports our compensation philosophy. Therefore, we have not modified our practices or philosophy in any manner as a result of last year’s advisory vote.

Also at our 2011 annual meeting, our stockholders expressed support for conducting the foregoing “say-on-pay” vote every third year.

Risk Management. We do not believe that the Corporation’s compensation programs and practices present any risks that are reasonably likely to have a material adverse effect on the Corporation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE	Jan E. Fisher, Chair
R. Bruce Haner
Leo F. Lambert
Edward H. Owlett, III
Leonard Simpson
James E. Towner

The above report of the Compensation Committee will not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

EXECUTIVE COMPENSATION

The following table contains information with respect to annual compensation for services in all capacities to the Corporation and C&N Bank for the fiscal year ended December 31, 2011, with comparative information for 2010 and 2009, of those persons who were, (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three (3) other most highly compensated executives (collectively, the “Named Executive Officers”) to the extent such persons’ total compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
						Nonqualified	All
				Stock	Option	Deferred Plan	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

CHARLES H. UPDEGRAFF, JR. (1)	2011	316,133	189,680	25,090	42,591	124,586	70,062	768,142
Chairman, President and	2010	301,133	180,680	107,173	-	56,476	64,109	709,571
Chief Executive Officer	2009	201,133	-	4,473	19,071	70,393	57,147	352,217

MARK A. HUGHES	2011	205,750	90,884	14,940	25,360	-	31,052	367,986
Treasurer and	2010	200,700	86,210	-	-	-	26,652	313,562
Chief Financial Officer	2009	192,944	-	3,678	15,682	-	22,961	235,265

DEBORAH E. SCOTT	2011	162,550	60,846	10,572	17,939	-	30,596	282,503
Executive Vice President	2010	158,500	59,892	-	-	-	23,558	241,950
and Director of Trust Department	2009	151,000	-	2,684	11,367	-	19,755	184,806

DAWN A. BESSE	2011	142,400	36,036	9,262	15,715	-	39,410	242,823
Executive Vice President	2010	138,900	46,257	-	-	-	34,066	219,223
and Chief Credit Officer	2009	135,050	-	2,286	9,936	-	25,069	172,341

HAROLD F. HOOSE, III	2011	151,700	38,845	9,864	16,746	-	22,686	239,841
Executive Vice President	2010	148,000	41,888	-	-	-	16,705	206,593
and Director of Lending	2009	140,614	-	2,584	11,157	-	21,283	175,638

(1)	Mr. Updegraff was an Executive Vice President and Chief Operating Officer during 2009.

The 2010 and 2011 bonuses were paid pursuant to the Incentive Award Plan, which is described in the “Program Components” section of Compensation Discussion and Analysis. No bonuses were paid for 2009 performance.

The amount shown in the “Stock Awards” column for 2011 and 2009 equals the value of restricted stock awards determined based on the average of the high and low stock price on the grant date. The values used were $15.06 per share for the 2011 restricted stock awards, and $19.88 per share for the 2009 awards. There were no restricted stock awards granted in 2010, except shares granted to Mr. Updegraff. The value used was $11.745 per share for the 2010 restricted stock award.

The amounts shown in the “Option Awards” column are determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. The grant-date fair values per option were $4.26 for 2011 awards and $4.21 for 2009 awards. See Note 13 to the consolidated financial statements, included in the Corporation’s 2011 Form 10-K, for information regarding key assumptions used in calculating the estimated fair value of stock-options. There were no stock options granted in 2010.

The amount shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” for 2011, 2010 and 2009 is attributable to Mr. Updegraff’s participation in the Citizens Trust Company Pension Plan, a defined benefit pension plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participants and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc., and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007. Mr. Updegraff is the only Named Executive Officer who is a participant in this plan. The discount rate used to calculate the present value of accumulated plan benefit was 4.50% at December 31, 2011 and 5.50% at December 31, 2010 and 2009.

The “Non-Equity Incentive Plan Compensation” column has been omitted from the Summary Compensation Table because no Named Executive Officers earned compensation during 2011, 2010 or 2009 of a type required to be disclosed in that column.

Amounts shown as “All Other Compensation” include the following:

ALL OTHER COMPENSATION TABLE

		Employer	Employer	Employer	Dollar Value	Commissions
		Contributions	Contributions	Contributions to	of Insurance	for	Perquisites
		to the	to the 401 (k)	the Supplemental	Premium	Insurance	and
		Employee	Employee	Executive	paid for	and	Other
		Stock	Savings	Retirement	Group Term	Brokerage	Personal
		Ownership Plan	Plan	Plan (SERP)	Life Insurance	Sales	Benefits	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Charles H. Updegraff, Jr.
	2011	9,800	12,250	38,946	2,882	-	6,184	70,062
	2010	9,800	12,250	33,225	2,694	-	6,140	64,109
	2009	4,900	12,250	25,587	1,898	-	12,512	57,147

Mark A. Hughes
	2011	9,800	12,250	8,365	637	-	-	31,052
	2010	8,045	10,056	8,136	415	-	-	26,652
	2009	4,746	11,864	5,936	415	-	-	22,961

Deborah E. Scott
	2011	9,059	11,323	6,692	637	648	2,237	30,596
	2010	6,441	8,052	6,529	637	466	1,433	23,558
	2009	4,786	8,959	3,584	637	124	1,665	19,755

Dawn A. Besse
	2011	7,639	9,549	20,394	1,828	-	-	39,410
	2010	5,604	7,005	20,266	1,191	-	-	34,066
	2009	3,200	8,000	12,678	1,191	-		25,069

Harold F. Hoose, III
	2011	7,843	8,400	4,039	277	-	2,127	22,686
	2010	5,947	6,000	3,680	277	-	801	16,705
	2009	3,385	8,462	2,887	277	-	6,272	21,283

For Mr. Updegraff, Mrs. Scott and Mr. Hoose, perquisites and other personal benefits include the estimated personal use portion of the cost of a company-supplied automobile. For Mr. Updegraff and Mr. Hoose, perquisites include the cost of club memberships, which are used primarily, but not exclusively, for business purposes. For Mrs. Scott and Mr. Hoose, perquisites include cell phone reimbursement, which are used primarily, but not exclusively, for business purposes.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to grants of plan-based awards for the year ended December 31, 2011 for the Named Executive Officers.

			All Other	All Other
			Stock	Option
			Awards:	Awards:	Exercise	Grant
			Number	Number of	or Base	Date Fair
		Board/	of Shares	Securities	Price of	Value of
		Committee	of Stock	Underlying	Option	Stock and
	Grant	Action	or Units	Options	Awards	Option
Name	Date	Date	(#)	(#)	($/Sh)	Awards

Charles H. Updegraff, Jr.	1/4/2011	12/16/2010	1,666	9,998	15.06	67,681

Mark A. Hughes	1/4/2011	12/16/2010	992	5,953	15.06	40,300

Deborah E. Scott	1/4/2011	12/16/2010	702	4,211	15.06	28,511

Dawn A. Besse	1/4/2011	12/16/2010	615	3,689	15.06	24,977

Harold F. Hoose	1/4/2011	12/16/2010	655	3,931	15.06	26,610

The grant date fair market value of stock award is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification” (the “ASC”) topic 718, “Compensation—Stock Compensation.” The value used for restricted stock awards is $15.06 per share, based on the market value of the stock at the grant date. The value used for options is $4.26 per option, computed using the Black-Scholes-Merton option pricing model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity awards as of December 31, 2011 for the Named Executive Officers.

					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Charles H. Updegraff, Jr.	2,780	17.500	1/3/2018
	4,530	19.880	1/5/2019
	9,998	15.060	1/4/2021
				10,986	$202,911
Total:	17,308		Total:	10,986	$202,911
Mark A. Hughes	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	2,285	22.325	1/3/2017
	4,170	17.500	1/3/2018
	3,725	19.880	1/5/2019
	5,953	15.060	1/4/2021
				1,183	$21,850
Total:	23,043		Total:	1,183	$21,850
Deborah E. Scott	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,755	22.325	1/3/2017
	3,160	17.500	1/3/2018
	2,700	19.880	1/5/2019
	4,211	15.060	1/4/2021
				843	$15,570
Total:	18,736		Total:	843	$15,570
Dawn A. Besse	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,450	22.325	1/3/2017
	2,615	17.500	1/3/2018
	2,360	19.880	1/5/2019
	3,689	15.060	1/4/2021
				730	$13,483
Total:	17,024		Total:	730	$13,483
Harold F. Hoose, III	544	20.730	1/2/2013
	435	26.590	1/2/2014
	420	27.000	1/3/2015
	1,695	22.325	1/3/2017
	3,055	17.500	1/3/2018
	2,650	19.880	1/5/2019
	3,931	15.060	1/4/2021
				791	$14,610
Total:	12,730		Total:	791	$14,610

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information concerning the exercise during 2011 of options granted, and value realized on vesting of restricted stock, under the Stock Incentive Plan by the Named Executive Officers:

	Option Awards		Stock Awards

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)

Charles H. Updegraff, Jr.	-	-	120	$1,841

Mark A. Hughes	2,828	$1,584	130	$1,994

Deborah E. Scott	3,528	$6,703	97	$1,488

Dawn A. Besse	-	-	83	$1,273

Harold F. Hoose, III	711	$398	94	$1,442

PENSION BENEFITS (1)(2)

The following table sets forth information with respect to pension benefits for the fiscal year ended December 31, 2011 for the Named Executive Officers:

			Present Value
		Number of Years	of Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
Charles H. Updegraff, Jr.	Supplemental Executive Retirement Plan(3)	4	$134,740
	Citizens Trust Company Pension Plan(4)	25	$688,714
	Total		$823,454

Mark A. Hughes	Supplemental Executive Retirement Plan(3)	11	$67,658

Deborah E. Scott	Supplemental Executive Retirement Plan(3)	13	$57,372

Dawn A. Besse	Supplemental Executive Retirement Plan(3)	11	$135,449

Harold F. Hoose, III	Supplemental Executive Retirement Plan(3)	7	$20,047

(1)	The column disclosing benefits paid from any of the plans named in the table has been omitted from the table because no Named Executive Officer received any such payments during 2011.

(2)	Values are as of December 31, 2011, which is the Pension Plan measurement date used by the Corporation for financial reporting purposes.

(3)	A nonqualified plan, described in more detail below under SERP.

(4)	Tax-qualified defined benefit plan, described in more detail below under Pension Plans.

PENSION PLAN

Mr. Updegraff is a participant in the Citizens Trust Company Pension Plan, an IRS-qualified defined benefit plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participant and to freeze benefit accruals. The Corporation acquired Citizens Bancorp, Inc. and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

           The SERP provides selected key employees a supplemental retirement income.  The SERP is a target benefit pension plan.  The annual contribution amount is based on a formula designed to provide an annual benefit equal to 20% of pay, with a target age of 65.  In determining the annual contribution amounts, the interest rates are 8% for preretirement and 6% for postretirement. Also, a standard mortality table is used.  The annual contribution amounts are deposited into each participant’s account within a trust (discussed below).  The actual amount a participant has at separation of employment depends upon his/her self-directed investment results over time. The actual investment returns do not impact the annual contributions.  Investment returns are allocated to participant accounts daily based on units held of each investment.

           C&N Bank has established a trust account for the SERP.  Our Trust and Financial Management Group manages the trust assets established for the SERP.  The individual balances for each SERP participant are accounted for by our Trust and Financial Management Group.  C&N Bank has funded the trust, but all assets in the trust are subject to the claims of C&N Bank’s creditors in the event of insolvency.  The participation and funding of the SERP is entirely at the discretion of C&N Bank’s Board of Directors each year, and the Board of Directors may terminate the SERP at any time.

           The individual participants’ account balances are payable, in periodic payments as elected by the participant in advance, when any of the following events occur:

•  Retirement at the later of age 55 and 5 years of plan participation

•  In the event of death

•  In the event of disability

•  In the event the Corporation is acquired by another institution.

401 (k) SAVINGS PLAN

The Citizens & Northern Corporation Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code.  All officers and employees, including the Named Executive Officers, are eligible to participate in the Savings Plan.  The Savings Plan allows a participant to authorize a deposit into the Plan of before tax earnings from 1% to 40% of compensation.   The maximum amount of elective contributions that could be made by a participant during 2011 was $16,500 plus a $5,500 catch-up contribution if over age 50. The contributions are also subject to a $245,000 compensation limit.  In addition, the employer makes matching contributions equal to 100% of a participant's before tax contributions up to 5% of compensation.  All participants' contributions and employer matching contributions at the participants' election, are invested in a choice of investment funds maintained by C&N Bank as Trustee.

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

The Corporation has an ESOP, which may be funded annually by the Corporation, at the discretion of the Board of Directors.  Employer contributions are invested in the Corporation’s common stock.    The ESOP does not allow for employee contributions.  The total ESOP employer contribution for 2011 was equal to 4% of qualifying compensation. The contribution is subject to a $245,000 compensation limit.

SEVERANCE AGREEMENT

The Corporation and C&N Bank (the “Employer”) have entered into a Severance Agreement (the “Agreement”) on March 25, 2010 with Mr. Updegraff. The purpose of the Agreement is to provide Mr. Updegraff with certain additional benefits in the event his employment with the Bank is terminated other than for “cause”.

The Agreement provides for a lump sum severance benefit in the event certain events take place as defined in the Agreement for a period of twenty-four (24) months from the date of the agreement. If the Employee remains employed for more than twenty-four (24) months nothing is payable. If Mr. Updegraff’s employment is terminated due to a Change of Control, the Severance Agreement would be null and void and Mr. Updegraff would be entitled only to the payment and benefit continuations proved for in the Change in Control Agreement, which is described in more detail in the “Change In Control Agreement” section that follows below.

Under the Agreement, the term “termination” means the termination of the employment of the officer either by the Employer for any reason other than death, disability, or “cause”, or by resignation of the Employee upon the occurrence of one or more of the following events: a reduction in Employee’s title, responsibilities or authority; reduction in annual salary, or a material reduction in benefits; or the relocation of the Employee’s office to a location more than 30 miles from Wellsboro, Pennsylvania.

In the event of a termination, the Agreement provides severance benefits of (i) a lump sum payment in cash no later than fifteen (15) business days after the date of termination equal to the sum of the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to two (2) times the Employee’s base salary in effect immediately prior to the date of termination and (ii) Employer-paid group medical insurance continuation premiums for a period of twenty-four (24) months after the date of termination.

The amount of severance salary benefit that Mr. Updegraff would be entitled to, pursuant to the Agreement, if an event which triggered the payment occurred on the date of the Proxy Statement would be $663,880.

CHANGE IN CONTROL AGREEMENTS

The Corporation and C&N Bank (the “Employer”) have entered into Change in Control Agreements (the “Agreements”) with Messrs. Updegraff, Hughes, and Hoose and Mrs. Besse and Scott, and certain other officers (each an “Employee”). The purpose of the Agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties without the distraction of potential disturbing circumstances arising from the possibility of a change in control of the Corporation and C&N Bank.

The Change in Control Agreements are not employment agreements. The Agreements provide for a lump sum severance benefit in the event certain events take place after there is a “change in control”, as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter. If the Employee remains employed for more than twenty-four (24) months after a change in control, nothing is payable.

Under the Agreements, the term “termination” means the termination of the employment of the officer either by the Employer for any reason other than death, disability, or “cause”, or by resignation of the Employee upon the occurrence of one or more of the following events: a significant change in the Employee’s authorities or duties, a reduction in annual salary, or a material reduction in benefits; the relocation of the Employee’s office to a location more than 35 miles from the location of the Employee’s office immediately prior to the employment period; the Employee is unable to exercise the authorities, powers, functions or duties associated with the Employee’s position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.

In the event of a termination, the Agreements provide severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination, and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one (1) times the Employee’s base salary in effect immediately prior to the date of termination.

The original Agreements terminated on December 31, 2005, but are automatically extended for additional one-year periods unless written notice is provided by the Employer or Employee that such party does not wish to extend the term. If a change in control occurs during the original or extended term of the Agreements, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.

The amount of severance salary benefits that each of the above-named executive officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows: Mr. Updegraff $331,940, Mr. Hughes $214,000, Mrs. Scott $167,450, Mrs. Besse $150,200, and Mr. Hoose $162,000. The total of such severance salary benefit payments for all covered Employees would be $1,525,274.

INDEMNIFICATION AGREEMENTS

On April 20, 2004, the Stockholders of the Corporation authorized the Corporation to enter into Indemnification Agreements with the Directors of the Corporation and C&N Bank and certain officers of C&N Bank, as designated by the Board of Directors. The primary purpose of the Agreements is to ensure the ability of the Corporation and C&N Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers. Indemnification Agreements have been entered into with all Directors of C&N Bank and the Corporation, as well as the Corporation’s and C&N Bank’s Executive Officers as named on page 5.

The indemnification agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.

The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements. The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance. The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.

The indemnification available pursuant to the agreements is subject to a number of exclusions. No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation’s best interest. The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended. In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. §7.5217 (i.e. a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to said bank) is excluded from indemnification under the agreements.

DIRECTOR COMPENSATION (1)(2)(3)

	Fees
	Earned or
	Paid in	Stock	Option
	Cash (4)	Awards (5)	Awards (6)	Total
Name	($)	($)	($)	($)
Dennis F. Beardslee	27,950	1,837	3,110	32,897
Jan E. Fisher	40,425	1,837	3,110	45,372
R. Bruce Haner	33,050	1,837	3,110	37,997
Susan E. Hartley	28,750	1,837	3,110	33,697
Leo F. Lambert	33,050	1,837	3,110	37,997
Edward L. Learn	23,850	1,837	3,110	28,797
Raymond R. Mattie	29,150	1,837	3,110	34,097
Edward H. Owlett, III	39,000	1,837	3,110	43,947
Leonard Simpson	38,275	1,837	3,110	43,222
James E. Towner	34,875	1,837	3,110	39,822
Ann M. Tyler	25,750	1,837	3,110	30,697
Charles H. Updegraff, Jr. (7)

(1) The columns disclosing non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2011 of a type required to be disclosed in those columns.

(2) As of December 31, 2011, each non-employee director owned 145 shares of common stock awarded pursuant to the Independent Directors Stock Incentive Plan for which transfer restrictions had not yet lapsed. For each director, those shares had a value of $2,678 based on the closing price of the Corporation’s common stock on December 30, 2011 (the last business day of the year).

(3) Effective January 4, 2012, the Corporation awarded 1,259 options and 210 shares of restricted stock under the Independent Director Stock Incentive Plan to each director. The exercise price of the options, and the value of the restricted stock, was $18.54 per share, based on the market price of the Corporation’s stock on January 3, 2012. The awards made in January 2012 are not included in the table.

(4) Includes annual cash retainer, Committee chair retainer (if any) and per meeting fees.

(5) The amount shown in the “Stock Awards” column equals the value of restricted stock awards, determined based on the grant date fair market value of $15.06 per share.

(6) The amount shown in the “Option Awards” column equals the value of 2011 awards of $4.26 per option, determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. See Note 13 to the consolidated financial statements, included in the Corporation’s 2011 Form 10-K, for information regarding key assumptions used in calculating the estimated fair value of stock options.

(7) Mr. Updegraff was compensated for services as an employee, and did not receive additional compensation for services as a director.

Compensation of the Board of Directors of C&N Bank is established by the Board, upon recommendation of the Compensation Committee. Directors who are employed by C&N Bank are not entitled to additional compensation for board or committee service. Directors who are not employed by C&N Bank receive compensation according to the following table; however, no separate compensation will be paid to a director of C&N Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of Citizens & Northern Corporation and who is compensated for that meeting by Citizens & Northern Corporation. A breakdown of the fees received by Directors follows:

Annual Fees:

Cash Retainer (all Directors)	$15,000

Committee Chairman:

Audit Committee	$5,000

Compensation Committee	$5,000

Executive Committee	$7,500

All Other Committees	$4,000

Per-Meeting Attendance Fees:

Board meetings (all Directors)	$700

Committee meetings:

Audit Committee	$600

Executive Committee	$600

All Other Committees	$500

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee.

In addition to cash fees, non-employee directors may also receive compensation in the form of Corporation common stock, or stock options, under the Independent Directors Stock Incentive Plan. This plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors. A total of 135,000 shares of common stock may be issued under the Independent Directors Stock Incentive Plan. The recipients’ rights to exercise stock options under this plan vest immediately and expire 10 years from the date of grant. The exercise prices of all stock options awarded under the Independent Directors Stock Incentive Plan are equal to market value as of the dates of grant. The restricted stock awards vest ratably over 3 years. A balance of 54,664 shares is available for issuance under the Independent Directors Stock Incentive Plan as of December 31, 2011.

Cash dividends payable with respect to shares of common stock issued to directors under the Independent Directors Stock Incentive Plan are paid in the same amount and at the same time as dividends are paid to stockholders generally. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Independent Directors Stock Incentive Plan as on all other shares of Corporation common stock outstanding.

CERTAIN TRANSACTIONS

Certain directors and officers of the Corporation and C&N Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Corporation and C&N Bank in the ordinary course of business during the year ended December 31, 2011. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. The Corporation expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

ParenteBeard LLC, formerly Parente Randolph, LLC, has been the independent registered public accounting firm appointed by the Corporation since 1981, and was selected by the Board as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2012. No member of the firm or any of its associates has a financial interest in the Corporation. A representative of ParenteBeard LLC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.

The Board of Directors recommends a vote “FOR” ratification of the appointment of ParenteBeard LLC as independent auditors of the Corporation for the fiscal year ending December 31, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of the Corporation’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4, the Corporation believes that no director, officer or ten percent stockholder or any other person subject to Section 16 of the Exchange Act, failed to make on a timely basis during 2011 any reports required to be filed by Section 16(a) of the Exchange Act, except that Mr. Owlett had one late filing reporting a purchase that was inadvertently missed.

STOCKHOLDER PROPOSALS

The Corporation’s Articles of Incorporation contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. Stockholder recommendations for members of the Board should be submitted in writing to the President of the Corporation, and must include the stockholder’s name, address, and the number of shares owned. The recommendation must also include the name, address and principal occupation of the proposed nominee as well as the number of shares owned by the notifying stockholder and the total number of shares that will be voted for the proposed nominee. Stockholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate’s consent to be elected and to serve. The Articles of Incorporation specify that nominations from stockholders must be delivered or mailed not less than fourteen (14) days nor more than fifty (50) days prior to the stockholder meeting at which directors will be elected, except in the case where less than twenty-one (21) days notice is given of a stockholder meeting, in which case a notifying stockholder can mail or deliver a nomination not later than the close of business on the seventh day after the day the meeting notice was mailed.

The Corporation’s 2013 Annual Meeting of stockholders is scheduled to be held in April 2013. Any stockholder who intends to present a proposal at the 2013 Annual Meeting and who wishes to have the proposal included in the Corporation’s proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation’s executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by November 7, 2012. Citizens & Northern must receive notice of all other stockholder proposals for the 2013 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed. If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely.

OTHER MATTERS

The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

ADDITIONAL INFORMATION

If you wish to communicate with the Board, you may send correspondence to Jessica R. Brown, Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable. You may also communicate directly with the presiding non-management director of the Board by sending correspondence to Lead Director, Board of Directors, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.

The Corporation’s Annual Report on Form 10-K for the year 2011, including financial statements as certified by ParenteBeard LLC, was made available with this Proxy Statement on or about March 8, 2012, to the stockholders of record as of the close of business on February 21, 2012.

A paper copy of the Corporation’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished free of charge to stockholders. Written request should be directed to the Treasurer, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA, 16901, or by phone at 570-724-3411.

By Order of the Board of Directors,

Jessica R. Brown
Dated: March 8, 2012	Corporate Secretary

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

CITIZENS & NORTHERN CORPORATION

To Be Held On:

April 17, 2012 at 2:00 p.m. Local Time
Location of Meeting
The Arcadia Theatre
50 Main Street, Wellsboro
Pennsylvania 16901

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/6/12.

Please visit http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=11697, where the following materials are available for view:

- Annual Highlights
- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)**

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE: **ONLINE:** To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **https://secure.amstock.com/voteproxy/login2.asp** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. ELECTION OF CLASS I DIRECTORS.

NOMINEES:
Raymond R. Mattie
Edward H. Owlett, III
James E. Towner
Charles H. Updegraff, Jr.

Please note that you cannot use this notice to vote by mail.

3. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

CITIZENS & NORTHERN CORPORATION

April 17, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11697

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20430000000000000000 8 041712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS I DIRECTORS.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Raymond R. Mattie
- ○ Edward H. Owlett, III
- ○ James E. Towner
- ○ Charles H. Updegraff, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CITIZENS & NORTHERN CORPORATION

April 17, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11697

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430000000000000000 8 041712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS I DIRECTORS.

NOMINEES:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CITIZENS & NORTHERN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2012

The undersigned hereby appoints R. Bruce Haner and Leo F. Lambert, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, April 17, 2012, at 2:00 P.M. (local time), at the Arcadia Theatre, 50 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:

(Continued and to be signed on the reverse side.)

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